EXHIBIT 99.1

   ILEX Oncology Reports Q1 2004 Results; Strong Quarter Driven by
                      Continued Growth of CAMPATH

    SAN ANTONIO--(BUSINESS WIRE)--April 22, 2004--ILEX(tm) Oncology Inc. (Nasdaq:ILXO) today reported that global net sales of CAMPATH(R)/MABCAMPATH(R) (alemtuzumab) reached $21.1 million in the first quarter of 2004, up 52% from $13.9 million reported in the first quarter a year ago. Global net sales of CAMPATH are recorded by ILEX's marketing and distribution partner, Schering AG, Germany (NYSE:SHR) (FSE:SCH) and its U.S. affiliate Berlex Laboratories.
    "We are pleased to see another strong quarter driven by double-digit growth in CAMPATH sales," said ILEX President and CEO Jeff Buchalter. "In addition, we were able to complete our rolling New Drug Application (NDA) submission for clofarabine sooner than expected. As we have clearly demonstrated, ILEX continues to vigorously execute our product-driven strategy."

    Q1 Financial Data

    For the first quarter ended March 31, 2004, ILEX reported a net loss of $18.4 million, or a loss of $0.47 per share. Included in these results were charges of $3.6 million, or $0.09 per share, related to the recently announced merger agreement with Genzyme Corporation and licensing costs of $4 million, or $0.10 per share, associated with ILEX's completion of the clofarabine NDA submission. These 2004 results compare to a net loss of $24.9 million, or a loss of $0.76 per share, in the first quarter of 2003. Included in the 2003 first quarter results was a non-recurring settlement charge of $16.5 million, or $0.50 per share, related to ILEX's contract research business.

    Revenue

    Total ILEX revenue for the first quarter of 2004 was $10.1 million, compared with total revenue of $8.7 million in the first quarter of 2003. In line with the company's product-driven strategy, 2004 revenue was derived primarily from the product profit and royalty revenues resulting from CAMPATH sales. Product profit and royalty revenues from CAMPATH increased to $6.8 million in the first quarter of 2004 from $4.5 million in the same period of 2003.

    Research and Development

    R&D expense for the first quarter of 2004 totaled $15.4 million, compared to $10.6 million for the same quarter last year, as ILEX continued to make focused investments in its key compounds, including CAMPATH, clofarabine and ILX-651.

    Licensing Costs

    Licensing costs totaled $4.2 million in the first quarter of 2004, compared with $0.6 million in the same quarter of 2003. Included in the 2004 costs is a $4 million milestone expense owed to Bioenvision Inc., associated with ILEX's completion of the clofarabine NDA filing in March.

    Selling, General and Administrative (SG&A)

    SG&A expense totaled $6.9 million in the first quarter of 2004, compared with $3.7 million in the same quarter of 2003. Included in the 2004 SG&A charges are the previously mentioned merger-related costs of approximately $3.6 million.

    Cash and Marketable Securities

    At March 31, 2004, ILEX had $176.5 million in cash and marketable securities.

    2004 Operating Achievements

    -- Completed submission of a rolling NDA with the Food and Drug Administration (FDA) on clofarabine for the treatment of children with refractory or relapsed acute leukemia. Data from the company's Phase II pivotal trials of clofarabine in pediatric acute leukemia will be presented at the annual meeting of the American Society of Clinical Oncology (ASCO) in New Orleans June 5-8.

    -- Completed enrollment in the global Phase II trial of CAMPATH vs. Rebif(R) in relapsing/remitting MS, meeting the target enrollment of 240 patients, as announced today in a separate news release.

    -- Interim safety data from the ongoing Phase III trial of CAMPATH vs. chlorambucil in previously untreated patients with chronic lymphocytic leukemia (CLL) will be presented at the ASCO meeting in June.

    -- Preliminary safety data from the Phase II clinical trial of ILX-651 in inoperable locally advanced or metastatic melanoma will be presented at the ASCO meeting in June.

    -- Presented nine abstracts with preclinical data on several ILEX pipeline products and the anti-cancer target, MUC1, at the American Association for Cancer Research (AACR) meeting in Orlando March 27-31.

    Q1 2004 Conference Call

    ILEX management will review the company's first quarter results at the regularly scheduled quarterly earnings conference call at 10:00 a.m. Eastern Time on Thursday, April 22, 2004. The public can listen to the call live from the Investors section of the ILEX Web site at www.ilexonc.com. In addition, a replay of the call will be available at the same address beginning approximately two hours after the live call. The replay will be available for at least a week.

    About ILEX

    Founded in 1994 as an oncology drug development company, ILEX has a marketed product, CAMPATH(R) in the United States and MABCAMPATH(R) in the European Union, and is advancing an innovative and diversified pipeline of compounds focused on the treatment of cancer. ILEX maintains a core competency in oncology drug development, with locations in San Antonio, Texas and Guildford, England. ILEX also conducts research in angiogenesis inhibition, cell signaling, medical chemistry and nuclear receptor biology at its laboratories in Boston, Mass., and Geneva, Switzerland. Further information about ILEX can be found on the company's Web site at www.ilexonc.com.

    About Schering AG

    Schering AG, Germany (NYSE:SHR) (FSE:SCH) holds exclusive worldwide marketing and distribution rights plus additional exclusive development rights in Japan and the Asian Pacific region to CAMPATH/MabCampath. The product is marketed in the United States by Berlex Laboratories, a U.S. affiliate of the Schering AG Group. CAMPATH was launched in the United States and Europe, where it is named MabCampath, in 2001.

    Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements about the potential business combination between Genzyme Corporation and ILEX. Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: the willingness of ILEX shareholders to vote their shares in favor of the potential business combination with Genzyme Corporation; the receipt of regulatory and third-party consents to the extent required for the transaction with Genzyme; risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in ILEX's compounds under development in particular; market acceptance of CAMPATH(R); the ability to expand the number and scope of the indications for which CAMPATH(R) is approved; the potential failure of ILEX's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of ILEX's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; the ability of ILEX to predict its future expenses and capital needs; the development of competing products; uncertainties related to ILEX's dependence on third parties and partners; and the risks and uncertainties described in reports filed by ILEX with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation the information contained under the heading "Additional Business Risks" in the "Business" section of ILEX's Form 10-K for the year ended Dec. 31, 2003. ILEX cautions investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release, and ILEX undertakes no obligation to update or revise the statements, risks or reasons. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.


                          ILEX ONCOLOGY INC.
                       STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                                                 Three Months Ended
                                                      March 31,
                                                   2004       2003
                                                ---------- ----------

REVENUE:
 Product profit and royalty                        $6,794     $4,499
 Product development                                2,115      3,352
 Contract research services                           338        630
 Outlicensing revenue                                  88        155
 Other                                                765         48
                                                ---------- ----------

       Total revenue                               10,100      8,684
                                                ---------- ----------

OPERATING EXPENSES:
 Research and development costs                    15,377     10,611
 Licensing costs                                    4,199        558
 Selling, general and administrative                6,888      3,720
 Direct cost of research services                     212        440
 Depreciation and amortization                      1,798      1,817
 Settlement charge                                     --     16,500
                                                ---------- ----------

       Total operating expenses                    28,474     33,646
                                                ---------- ----------

OPERATING LOSS                                    (18,374)   (24,962)

OTHER INCOME (EXPENSE):
 Interest income and other                            561      1,186
 Interest expense                                    (588)    (1,124)
                                                ---------- ----------

LOSS BEFORE INCOME TAXES                          (18,401)   (24,900)
 Provision for foreign income taxes                    (8)       (21)
                                                ---------- ----------

NET LOSS                                         $(18,409)  $(24,921)
                                                ========== ==========

BASIC AND DILUTED NET LOSS PER SHARE               $(0.47)    $(0.76)
                                                ========== ==========
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON
 STOCK OUTSTANDING                                 39,060     32,580
                                                ========== ==========


                         ILEX ONCOLOGY INC.
                     CONSOLIDATED BALANCE SHEETS
         (in thousands, except share and per share amounts)

                                                 March 31,  Dec. 31,
                                                   2004       2003
                                                 --------- ----------
CURRENT ASSETS:
Cash and cash equivalents                         $80,894    $63,154
Investments in marketable securities               60,322     75,791
Restricted investments                                816        816
Accounts receivable, net of allowance for
 doubtful accounts of $5 in 2004 and 2003             216        166
Accounts receivable from Schering AG               11,327      8,363
Other receivables                                   2,247      2,152
Prepaid expenses and other                          3,241      2,433
                                                 --------- ----------
Total current assets                              159,063    152,875
                                                 --------- ----------

Investments in marketable securities               32,802     56,209
Restricted investments                              1,691      1,691
Completed technology asset, net of accumulated
 amortization of $10,414 and $9,257 in 2004 and
 2003, respectively                                54,386     55,543
Other intangible assets, net of accumulated
 amortization of $606 and $517 in 2004 and 2003,
 respectively                                       4,194      4,283
Other assets                                          640        689
Property and equipment, at cost, net of
 accumulated depreciation of $10,627 and $10,302
 in 2004 and 2003, respectively                     3,356      3,805
                                                 --------- ----------

TOTAL ASSETS                                     $256,132   $275,095
                                                 ========= ==========


                         ILEX ONCOLOGY INC.
                     CONSOLIDATED BALANCE SHEETS
         (in thousands, except share and per share amounts)

                                                  March 31,  Dec. 31,
                                                     2004      2003
                                                  --------- ---------
CURRENT LIABILITIES:
 Accounts payable --
   Related parties                                     $12       $--
   Other                                            13,140    11,477
 Accrued liabilities --
   Related parties                                     520       564
   Other                                             3,650     6,646
 Deferred revenue                                      382       385
 Note payable                                       38,978    38,390
                                                  --------- ---------
Total current liabilities                           56,682    57,462
                                                  --------- ---------

 Deferred revenue                                      990     1,077
 Other non-current liabilities                         738       742
                                                  --------- ---------

TOTAL LIABILITIES                                   58,410    59,281
                                                  --------- ---------

STOCKHOLDERS' EQUITY:
 Convertible preferred stock, $0.01 par value;
  20,000,000 shares authorized; no shares issued
  or outstanding                                        --        --
 Common stock, $0.01 par value; 100,000,000
  shares authorized; 39,068,506 and 39,046,917
  issued and outstanding in 2004 and 2003,
  respectively                                         391       390
 Additional paid-in capital                        560,872   560,632
 Deferred compensation                                (264)     (359)
 Accumulated deficit                              (363,953) (345,544)
 Accumulated other comprehensive income                676       695
                                                  --------- ---------

Total stockholders' equity                         197,722   215,814
                                                  --------- ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $256,132  $275,095
                                                  ========= =========


    CONTACT: ILEX Oncology Inc., San Antonio
             Craig Tooman or Ann Stevens, 210-949-8417